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                                                                    Exhibit 11.1

                               WESTFIELD AMERICA, INC.
                      COMPUTATION OF PRIMARY EARNINGS PER SHARE
                       (In thousands except per share amounts)
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                                                                                                  Period From
                                                                                                 February 12,
                                                                                                 1994 Through
                                                          For the Year Ended December 31,        December 31,
                                                         --------------------------------
                                                             1996                1995                1994
                                                         ------------        ------------        ------------

Net income                                               $     24,696        $     21,846        $     15,241

Less: preferred stock dividends                                 4,264                   3                   -
                                                         ------------        ------------        ------------

Net income allocable to common shareholders                   $20,432             $21,843             $15,241
                                                         ------------        ------------        ------------
                                                         ------------        ------------        ------------

Weighted average shares of common and common stock equivalents outstanding:

Weighted average number of common shares outstanding           49,107              44,978              44,902

Net effect of dilutive stock warrants                             276                   -                   -
                                                         ------------        ------------        ------------

Total weighted average common stock and common stock
 equivalents outstanding                                       49,383              44,978              44,902
                                                         ------------        ------------        ------------
                                                         ------------        ------------        ------------

Primary earnings per common and common equivalent
 share                                                   $       0.42        $       0.48        $       0.34
                                                         ------------        ------------        ------------
                                                         ------------        ------------        ------------

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